EXHIBIT 10.21
FIRST AMENDMENT TO AGREEMENT
     This First Amendment, dated as of November 1st, 2007 (the “Amendment”), between Superconductor Technologies, Inc., a Delaware corporation (“STI”), and Hunchan BaoLi Communication Co., Ltd. (“BAOLI”) amends that certain Agreement, dated as of August 17, 2007 (the "“Agreement”), between STI and BAOLI.
RECITALS
A.	Pursuant to the Agreement, BAOLI agreed to purchase and STI agreed to sell $15,000,000 of shares of STFs Common. Stock, par value $0.001 per share (the “Common Stock”), at a per share price of $1.6275. The Agreement provides that it may be amended by the written agreement of STI and BAOLI, and STI and BAOLI agree to amend the Agreement as set forth below.

B.	This Amendment provides: (i) that upon full payment of the Purchase Price by BAOLI to STI, STI will instead be obligated to deliver 2,148,296 shares of Common Stock (the “Common Shares”) and 706,829 shares of newly created Series A Convertible Preferred Stock of the Corporation (the “Preferred Shares") (with the rights and privileges set forth in the Certificate of Designations attached hereto as Exhibit B and convertible into 7,068,290 shares of Common Stock), and (ii) BAOLI with registration rights with respect to the Common Shares as set forth in Exhibit C.
1.	PURCHASE AND SALE.
     The Agreement is hereby amended so that the term “Shares” consists of the Common Shares and the Preferred Shares. The purchase price per Common Share is $1.6275 and the purchase price per Preferred Share Is $16.275, with the total purchase price for the Shares equal to $15,000,000. On a fully converted basis, BAOLI will receive the same number of Common Shares as under the Agreement,
2.	REGISTRATION RIGHTS
     STI hereby grants to BAOLI the registration rights related to the Common Shares set forth in Exhibit C,
3.	LEGALITY OF INVESTMENT
     3.1. Legal Consent to the Amendment, BAOLI and each Purchaser represents and warrants that the execution and performance of the Amendment are consented and approved by the Board of Directors of BAOLI and such Purchaser and that the Amendment is legally binding on BAOLI and such Purchaser. BAOLI and each Purchaser also make the representations and warranties set forth in Exhibit A.
     3.2. Legality of the Offer to Amend. STI represents and warrants that the execution and performance of the Amendment are for the corporate interest of SIT's development and STI has obtained all and any necessary internal approval and STI is legally bound by each of the Agreement and the Amendment, and in addition, subject to the representations and warranties of each Purchaser contained in Exhibit A upon which STI hereby relies complies with the

EXHIBIT 10.21
provisions of the laws and regulations of United States of America, including but not limited to the pertinent SEC requirements.
4.	TERMS AND EFFECT OF AMENDMENT
     Except as amended by this Amendment, the Agreement remains in full force and effect. Terms used in this Amendment that are not defined in this Amendment shall have the same meaning given to such terms in the Agreement. Terms defined in this Amendment shall be applicable to the Agreement, as amended hereby.
     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

SUPERCONDUCTOR TECHNOLOGIES, INC
By:	/s/ Jeffrey Quiram
	Name:	Jeffrey Quiram
	Title:	President & CEO

BAOLI COMMUNICATIONS CO. LTD
By:	/s/ (Signature)
Name:
Title:

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